EXHIBIT 10.25
Third Amendment to Lease Agreement
This Third Amendment to Lease Agreement (the “Amendment”) is made and entered into as of April 10, 2002, by Crossroads Technology Partners and Nearon Crossroads, LLC., as successors in interest to Principal Development Investors, LLC. (“Landlord”), and Abaxis, Inc., a California corporation (“Tenant”), with reference to the following facts.
Landlord and Tenant have entered into that certain Lease Agreement dated as of June 21, 2000 and that certain First Amendment dated as of August 28, 2000, and Second Amendment to Lease Agreement dated as of November 20, 2000 (hereinafter, collectively the “Lease”) for the leasing of certain premises consisting of approximately 91,124 rentable square feet located at 3240 Whipple Road, Union City, California (the “Premises”) as such Premises are more fully described in the Lease.
Pursuant to Lease Exhibit B, paragraph 10 “Excess Tenant Improvement Cost”, Landlord funded excess tenant improvements of $455,650.00. On April 1, 2002, Tenant paid off the remaining principal balance on the Excess Tenant Improvement cost, $425,388.02. Landlord acknowledges receipt of payment.
Landlord and Tenant now wish to amend the Lease to provide for a modification to the Base Rent schedule for the Term of this Lease.
in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:
Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.
Landlord and tenant agree that the Base Rent will be adjusted on the dates and in the amounts as set forth below:
for the period of April 1, 2002 to December 31, 2002, the monthly Base Rent shall be $71, 076.72;
for the period of January 1, 2003 to December 31, 2003, the monthly Base Rent shall be $73,919.79;
for the period of January 1, 2004 to December 31, 2004, the monthly Base Rent shall be $76,876.58;
for the period of January 1, 2005 to December 31, 2005, the monthly Base Rent shall be $79,951.64;
for the period of January 1, 2006 to December 31, 2006, the monthly Base Rent shall be $83,149.71;
for the period of January 1, 2007 to December 31, 2007, the monthly Base Rent shall be $86,475.70;
for the period of January 1, 2008 to December 31, 2008, the monthly Base Rent shall be $89,934.73;
for the period of January 1, 2009 to December 31, 2009, the monthly Base Rent shall be $93,532.12;
for the period of January 1, 2010 to December 31, 2010, the monthly Base Rent shall be $97,273.40.
     Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment shall prevail.
     Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.
     Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.
     The terms and provisions of the Lease are hereby incorporated in this Amendment.

The parties have executed this Amendment as of the date and year first above written.

Abaxis, Inc., a California corporation
By:	/s/ Clint Severson
Its: President & CEO

Date: 10/28/02

By:	/s/ Alberto Santa Ines
Its: VP Finance & CFO

Date: 10/28/02

Crossroads Technology Partners: Nearon Crossroads, LLC
By:	/s/ Kirk Syme
Its: Managing Partner

Date: 11/01/02

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